QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF FINANCIAL ADVISOR

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Gramercy Capital Corp. for the registration of common stock and to the incorporation by reference therein of our reports dated February 28, 2007, with respect to the consolidated financial statements and schedules of Gramercy Capital Corp., Gramercy Capital Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Gramercy Capital Corp., included in its Annual Report (Form 10-K/A) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

New York, New York
January 2, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF FINANCIAL ADVISOR
Consent of Independent Registered Public Accounting Firm